Exhibit 3.1

FILED
2022 JUN 17 PM 1:25

Articles of Amendment
to
Articles of Incorporation
of

Helio Corporation

(Name of Corporation as currently filed with the Florida Dept. of State)

P22000076040

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

________________________________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent ________________________________

____
(Florida street address)

New Registered Office Address: ________________________________, Florida ____________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

Check if applicable
☐ The amendment(s) is/are being filed pursuant to s. 607.0120 (11) (c), F.S.

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)
Please note the officer/director title by the first letter of the office title:
P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.
Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change. Mike Jones leaves the corporation. Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
2) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
3) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
4) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
5) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________
6) ____ Change	______	______________________	______________________
____ Add			______________________
____ Remove			______________________

E. If amending or adding additional Articles, enter change(s) here:
(Attach *additional sheets, if necessary*). *(Be specific)*

Article IV (Authorized Capital Stock) is hereby amended to add the Reverse Stock Split provision set forth on the attached continuation page, which is incorporated herein by reference.

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

The date of each amendment(s) adoption: July 7, 2026, if other than the date this document was signed.

Effective date if applicable: 12:01 a.m. Eastern Time on July 20, 2026

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

☐ The amendment(s) was/were adopted by the incorporators, or board of directors without shareholder action and shareholder action was not required.

■ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval by ____________________."

(voting group)

Dated July 16, 2026

Signature ____________________

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Edward M. Cabrera

(Typed or printed name of person signing)

Chief Executive Officer

(Title of person signing)

AMENDMENT TO ARTICLE IV (AUTHORIZED CAPITAL STOCK) Article IV of the Corporation's Articles of Incorporation. as a.mended. is hereby amended to add the following provision: "Reverse Stock Split. Effective at 12:0 I a.m. Eastern Time on July 20. 2026 (tl1c "Effective Time"). each five (5) shares of the Corporation's Common Stock issued and outstanding or held in treasury immediate!,· prior to the Effective Time shall automatically be combined and converted into one (I} valid Iv issued, fully paid, and non - assessable share of Common Stock. without anv change in the par value per share and without an,· further action by the Corporation orb,· the holder thereof (the "Reverse Stock Split"). ll1e Reverse Stock Split shall be effected simultaneous!,· for all issued and outstanding shares of Common Stock, and the combination ratio shall be the san1e for all such shares. No fractional shares of Common Stock shall be issued in connection with tl1c Reverse Stock Split. In lieu thereof. any fractional share that would otherwise result from the Reverse Stock Split shall be rounded up to the nearest whole share. such that each holder who would otherwise be entitled to a fractional share shall instead receive one (I) whole share of Common Stock in respect of such fractional interest. For this purpose. all shares of Common Stock held by a holder immediatclv prior to the Effective Time shall be aggregated before determining whether ail \ · fractional share would result. Each stock certificate or book - cntrv position that. immediately prior to the Effectiw Time. represented shares of Common Stock ("Old Shares") shall. from and after the Effective Time. automaticall,· and without an,· action on the part of the holder thereof. represent the number of whole shares of Common Stock into which such Old Shares shall have been combined and converted pursuant to the Reverse Stock Split: provided. however, that each holder of record shall be entitled to receive. upon surrender of anv such certificate. a new certificate or book - entry position evidencing the number of whole shares to which such holder is entitled. ll1c Reverse Stock Split shall not alter or chai1ge tl1e total number of authorized shares of capital stock of the Corporation, the number of authorized shares of Common Stock, the number of authorized shares of Preferred Stock. or tl1e par value of any class or series of the Corporation's capital stock, each of which shall remain as set forth in tl1e Articles of Incorporation. as aincnded, immediateh· prior to the Effective Time. The Reverse Stock Split shall not affect an,· provision of an,· Certificate of Designation of anv series of Preferred Stock of the Corporation." Effective date of tl1is amendment: 12:0 I a.m. Eastern Time on Juh· 20, 2026 (a delayed effective time pursuant to Section 607.0123, Florida Business Corporation Act}.

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